UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2015

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Effective May 27, 2015, Heron Therapeutics, Inc. (the “Company”), entered into a Commercial Manufacturing Services Agreement (the “Agreement”), with Lifecore Biomedical, LLC (“Lifecore”). Pursuant to the Agreement, Lifecore will manufacture the Company’s lead product candidate, SUSTOL® (granisetron injection, extended release), for commercial use, subject to FDA approval. The Company will provide Lifecore with certain raw materials, equipment and proprietary information necessary in connection with the manufacturing services, as well as binding and non-binding forecasts for the purchase of SUSTOL, which Lifecore is required to manufacture, subject to certain terms and conditions. The initial term of the Agreement is seven years from the effective date, subject to early termination under certain circumstances, and renewal options.

The foregoing is a summary of the Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	SUSTOL® (granisetron, extended release) Injection Commercial Manufacturing Services Agreement – Finished Final Drug Product, dated May 27, 2015, by and between Heron Therapeutics, Inc. and Lifecore Biomedical, LLC**

**	Confidential treatment has been requested with respect to certain portions of the exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: May 29, 2015	/s/ Esme C. Smith
Esme C. Smith
Vice President, General Counsel & Secretary

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